Exhibit 10.1
SECOND AMENDMENT TO
DOBSON COMMUNICATIONS CORPORATION
2002 STOCK INCENTIVE PLAN
     Pursuant to the authority granted to the undersigned, the Dobson Communications Corporation 2002 Stock Incentive Plan (the “Plan”), is hereby amended as follows:
     Section 1.03 of the Plan is hereby amended by deleting the first sentence and substituting therefore the following:
     “Subject to Articles IV and VIII of this Plan, Awards may be made under this Plan for an aggregate of 19,500,000 shares of Common Stock.”
     Executed this 7th day of June, 2006.

Dobson Communications Corporation, an Oklahoma corporation
By:	/s/ Steven P. Dussek
Steven P. Dussek
Chief Executive Officer and principal executive officer